UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                            APROPOS TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)


                   ILLINOIS                                  36-3644751
--------------------------------------------------------------------------------
 (State of incorporation or organization)   (I.R.S. Employer Identification No.)


             ONE TOWER LANE, 28TH FLOOR, OAKBROOK TERRACE, IL 60181
--------------------------------------------------------------------------------
(Address of principal executive offices)                      (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

      Title of each class                    Name of each exchange on which
        to be so registered                  each class is to be registered

               NONE                                       NONE

       ---------------------                 -------------------------------


If this Form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this Form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.[X]

Securities Act registration statement file number to which this form relates:

Registration No. 333-90873
--------------------------------------------------------------------------------

Securities to be registered pursuant to Section 12(g) of the Act:

                     COMMON SHARES, PAR VALUE $.01 PER SHARE
                                (Title of class)

EXPLANATORY NOTE: THIS FORM 8-A/A IS BEING FILED TO CHANGE THE SUBMISSION HEADER OF THIS FORM 8-A FILED VIA EDGAR ON JANUARY 14, 2000 TO "8-A12G" INSTEAD OF "8-A12B" AS ORIGINALLY FILED AND TO CHECK THE BOX ON THE COVER OF THIS FORM 8-A WHICH STATES THAT THIS FORM RELATES TO THE REGISTRATION OF A CLASS OF SECURITIES PURSUANT TO SECTION 12(G) OF THE EXCHANGE ACT.

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

                  The description of the Common Shares of Apropos Technology, Inc. (the "Company") to be registered hereunder is set forth under the heading "Description of Capital Stock" in the Company's Registration Statement on Form S-1 (Registration No. 333-90873) (the "Registration Statement") filed by the Company with the Securities and Exchange Commission on November 12, 1999, as amended by Amendment No. 1 and Amendment No. 2 to the Registration Statement, which description is incorporated herein by reference. Any prospectus filed by the Company pursuant to Rule 424(b) of the Securities Act of 1933 in connection with the Registration Statement shall be deemed to be incorporated herein by reference.

ITEM 2.  EXHIBITS

                    *    1. Specimen Common Share Certificate.

                    2. Form of Amended and Restated Articles of Incorporation of the Company to be filed with the State of Illinois prior to effectiveness of the Registration Statement, is incorporated herein by reference to Exhibit 3.1 to Apropos Technology, Inc.'s Registration Statement on Form S-1, Registration No. 333-90873.

                    3. Form of Amended and Restated By-laws of the Company to be adopted prior to effectiveness of the Registration Statement is incorporated herein by reference to
                         Exhibit 3.2 to Apropos Technology, Inc.'s Registration Statement on Form S-1, Registration No. 333-90873.

* Filed herewith.

                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to this amendment to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:   March  28, 2000                          APROPOS TECHNOLOGY, INC.


                                                  By: /s/ Michael J. Profita
                                                     --------------------------
                                                  Its:  Chief Financial Officer